Exhibit 21

APTARGROUP, INC.

LIST OF SUBSIDIARIES

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

AptarGroup International L.L.C.	Delaware	100%
Seaquist Canada Ltd.	Canada	100%
Asia Pacific Inspection Center (Suzhou) Co., Ltd.	China	55%
PT. Aptar B&H Indonesia	Indonesia	100%
AIGE LLC	Delaware	100%
Aptar Services S.A.S.	France	100%
AptarGroup Global Holding S.a.r.l.	Luxembourg	100%
AptarGroup International Holding S.a.r.l.	Luxembourg	100%
Aptar Ventures LLC	Delaware	100%
Aptar Queretaro S.A. de C.V.	Mexico	100%
Aptar Argentina S.A.	Argentina	100%
Aptar Do Brazil Embalagens Ltda.	Brazil	100%
Aptar Cali SAS	Colombia	100%
Aptar Andina SAS	Colombia	100%
Aptargroup UK Holdings Ltd.	United Kingdom	100%
AptarGroup International Investment Limited	Ireland	100%
Mega Airless Asia Limited	Hong Kong	100%
Aptar Europe Holding SAS	France	100%
Aptar Middle East DMCC	Dubai	100%
Aptar (Guangzhou) Dispensing Systems Co., Ltd.	China	100%
Aptar (Thailand) Ltd.	Thailand	100%
NanoPharm Ltd.	United Kingdom	100%
Bapco Closures Holdings Limited	United Kingdom	100%
Bapco Closures Research Limited	United Kingdom	100%
Bap Tech PTY Limited	Australia	30%
AptarGroup Holding S.A.S.	France	100%
Aptar South Europe SARL	France	100%
Aptar Italia S.p.A.	Italy	100%
Aptargroup Holding GmbH	Germany	100%
Desotec GmbH	Germany	23.5%
Aptar Radolfzell GmbH	Germany	100%
Aptar Freyung GmbH	Germany	100%
Aptar Ckyne s.r.o.	Czech Republic	100%
Aptar Dortmund GmbH	Germany	100%
Aptar Menden GmbH	Germany	100%
Aptar Villingen GmbH	Germany	100%
Seaquist Closures France S.A.S.	France	100%
Graphocolor S.A.S.	France	100%
Aptar Stelmi SAS	France	100%
REBOUL SAS	France	100%
Aptar France S.A.S.	France	100%
MBF Plastiques S.A.S.	France	100%
CSP Technologies Europe SAS	France	100%
Accord Science SAS	France	100%
CSP Technologies SAS	France	100%
Capitol Dairy Solutions	France	100%
Aptar Ballinasloe Limited	Ireland	100%
Aptar Madrid S.A.	Spain	100%
Aptar Torello, S.A.	Spain	100%
Aptar Mezzovico S.A.	Switzerland	100%
OOO Aptar Vladimir	Russia	100%
Aptar Suzhou Dispensing Systems Co. Ltd.	China	100%
Aptar UK Ltd.	United Kingdom	100%
Seaquist Perfect Dispensing Limited	United Kingdom	100%
Seaquist Closures, Ltd.	United Kingdom	100%
Aptar Pharma India Private Limited	India	100%

	State or Other
	Jurisdiction of	Percentage
	Incorporation	Owned

Aptar (China) Investment Co., Ltd.	China	100%
Aptar Packaging Technology (Suzhou) Co., Ltd.	China	100%
Philson, Inc.	Connecticut	100%
Kali Care, Inc.	Delaware	20%
Gateway Analytical, LLC	Delaware	100%
CSP Technologies North America, LLC	Delaware	100%
CSP Technologies, Inc.	Delaware	100%
CV Partners	Alabama	100%
Capitol Plastic Products, LLC	Delaware	100%
Capitol Cups, Inc.	Delaware	100%
Maxwell Chase Technologies, LLC	Georgia	100%
Total Innovative Packaging, Inc.	Delaware	100%
Genia Medical, Inc.	Florida	100%
Noble International, LLC	Delaware	100%
JBCB Holdings, LLC	Florida	100%
Gensight, LLC	Florida	100%
Loop Global Holdings, LLC	Delaware	2.7%
Purecycle Technologies, LLC	Delaware	0.51%